UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 3, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 3, 2006, the Board of Directors (the “Board”) of Sovereign Bancorp, Inc. (the “Company”) amended Section 3.02 of the Company’s bylaws which relates to the annual meeting of the Company’s shareholders. Prior to the amendment, Section 3.02 provided, among other things, that the date of the annual meeting of shareholders of the Company could be fixed from time to time by the Company’s Board, or, if no date were fixed by the Board, the annual meeting of shareholders would be held on the third Thursday of April of the applicable year. Section 3.02 as amended eliminates the reference to the default date of the third Thursday of April, and provides that the annual meeting of shareholders will be held each year on such date as may be fixed from time to time by the Board. A copy of Section 3.02 of the bylaws as amended is attached hereto as Exhibit 3.2 and the foregoing description is qualified in its entirety by reference to Exhibit 3.2.

Item 8.01	Other Events.
On January 4, 2006, the Company issued a press release announcing the amendment to the Company’s bylaws described in item 5.03 and also announcing that the Company’s Board has determined that the Company’s 2006 annual meeting of shareholders will be held after August 31, 2006. The press release, attached as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

3.1	Bylaws of Sovereign Bancorp, Inc. (incorporated by reference herein to Exhibit 3.2 of Registration Statement No. 333-117621 on Form S-8).

*3.2	Amendment to Section 3.02 of Bylaws of Sovereign Bancorp, Inc.

*99.1	Press release, dated January 4, 2006, of Sovereign Bancorp, Inc.

*	Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: January 4, 2006	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Sovereign Bancorp, Inc. (incorporated by reference herein to Exhibit 3.2 of Registration Statement No. 333-117621 on Form S-8)

3.2	Amendment to Section 3.02 of Bylaws of Sovereign Bancorp, Inc.

99.1	Press release, dated January 4, 2006, of Sovereign Bancorp, Inc.

3